 INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective amendment No. 1 to Registration Statement No. 333-40186 of Oppenheimer Main Street Opportunity Fund on Form N1-A of our report dated August 21, 2001, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the headings “Independent Auditors” in the Statement of Additional Information and “Financial Highlights” in the Prospectus, which is also part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

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DELOITTE & TOUCHE LLP

Denver, Colorado
November 26, 2001